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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus and Statement of Additional Information constituting parts of this registration statement on Form N-14 (the "N-14 Registration Statement") of our report dated December 20, 2000 relating to the October 31, 2000 financial statements and financial highlights of Prudential World Fund, Inc.-Prudential Global Growth Fund appearing in the October 31, 2000 Annual Report to Shareholders of Prudential World Fund, Inc.-Prudential Global Growth Fund, which is also incorporated by reference into the N-14 Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Proxy Statement and Prospectus. We also consent to the references to us under the headings "Investment Advisory and Other Services" and "Financial Highlights" in that fund's N-1A Registration Statement dated February 28, 2001, which is incorporated by reference in the N-14 Registration Statement.

We also consent to the incorporation by reference in the Proxy Statement and Prospectus and Statement of Additional Information of our report dated July 20, 2000, except for Note 7, as to which the date is October 25, 2000 relating to the May 31, 2000 financial statements and financial highlights of Prudential Global Genesis Fund, Inc. appearing in the May 31, 2000 Annual Report to Shareholders of Prudential Global Genesis Fund Inc., which is also incorporated by reference into the N-14 Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Proxy Statement and Prospectus. We also consent to the references to us under the headings "Investment Advisory and Other Services" and "Financial Highlights" in that fund's N-1A Registration Statement dated October 27, 2000, which is incorporated by reference in the N-14 Registration Statement.




/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, NY 10036
March 20, 2001